Exhibit 10.18

PROMISSORY NOTE MODIFICATION AGREEMENT

THIS PROMISSORY NOTE MODIFICATION AGREEMENT (“Modification”) is dated as of January 30, 2006 but is effective as of January 30, 2006, by and between NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION (“Borrower” or, if more than one (1), collectively “Borrower”) and NATIONAL CITY BANK, a national banking association (“Bank”).

WHEREAS, Bank agreed to lend to Borrower an amount not to exceed the sum of One Million and 00/100 Dollars ($1,000,000.00)(“Loan”), which Loan was evidenced by a certain Commercial Note: Revolving Credit dated August 6, 2004 in the face amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (as extended, amended or otherwise modified to date, the “Note”) and a Commercial Note Addendum dated August 6, 2004 (the said Note and any other instrument or document given in connection with or to secure the Loan being collectively referred to as “Loan Documents”).

WHEREAS, the parties hereto desire to modify the Note as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:

1.

Liability of Borrower. Borrower hereby ratifies and reconfirms Borrower’s obligations and all liability to Bank under the terms and conditions of the Loan Documents and acknowledges that Borrower has no defenses to or rights of set-off against Borrower’s obligations and all liability to Bank thereunder. Borrower further acknowledges that Bank has performed all of Bank’s obligations under the Loan Documents.

2.	Modification. The Note is hereby modified to provide that the maturity date be extended from January 31, 2006 to January 31, 2007.

The Commercial Note Addendum is hereby modified to eliminate section Five (5) on page two.

3.

Ratification of Loan Documents. The Loan Documents are in all respects ratified and confirmed by the parties hereto and incorporated by reference herein, and each of the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note. In the event of any conflict between the terms and provisions of this Modification and the terms and provisions of the Note, the terms and provisions of this Modification shall control.

4.

Confession of Judgment. Borrower hereby authorizes any attorney at law to appear in any state or federal court of record in the United States of America after the maturity hereof (whether occurring by lapse of time or acceleration), to waive the issuance and service of process, to admit the maturity of the Note and the amount then appearing due, to confess judgment against Borrower in favor of the holder hereof for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. No judgment shall bar any subsequent judgment. Should any judgment be vacated for any reason, this warrant of attorney nevertheless may thereafter be used for obtaining additional judgments.

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAUL TV GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

NORTHERN TECHNOLOGIES		NATIONAL CITY BANK,
INTERNATIONAL CORPORATION		a national banking association

By:	/s/ Matthew C. Wolsfeld	By:	/s/ Joe McMullin

Name:	Matthew C. Wolsfeld	Name:	Joe McMullin
Its:	Chief Financial Officer	Its:	Assistant Vice President

STATE OF MINNESOTA )
) ss:
COUNTY OF ANOKA )

          BEFORE ME, a Notary Public in and for said County and State, personally appeared Matthew C. Wolsfeld as Chief Financial Officer of the above-named corporation, Northern Technologies International Corporation who acknowledged that he signed the foregoing instrument for an on behalf of the Corporation, and by authority of its Board of Directors, and that the same is the free act and deed of the Corporation and the free act and deed of each of them personally and as such officers.

          IN TESTIMONY, I set my hand and official seal, this 30th day of January, 2006.

Notary Public